Exhibit 32

CERTIFICATION OF PERIODIC FINANCIAL REPORT

Dann H. Bowman and Jo Anne Painter hereby certify as follows:

1.  They are the President and Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively, of Chino Commercial Bank, N.A.

2.  The Form 10-QSB of Chino Commercial Bank, N.A. for the three and six months  ended June 30, 2006 complies with the requirements pf Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78(m) or 78(d)) and the information contained in the report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Chino Commercial Bank, N.A.

Date: August 11, 2006

	By:	/s/ Dann H. Bowman
Dann H. Bowman
President and Chief Executive Officer

	By:	/s/ Jo Anne Painter
Jo Anne Painter
Executive Vice President and Chief Financial Officer